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                                                                     EXHIBIT D.5
                                 AMENDMENT TO

                           ADMINISTRATION AGREEMENT

                                    between

                            ACORN INVESTMENT TRUST

                                      and

                         WANGER ASSET MANAGEMENT, L.P.


     This Amendment to the Admininstration Agreement dated January 1, 1998 (the "Agreement") between Acorn Investment Trust, a Massachusetts business trust ("Acorn"), on behalf of its series, Acorn Fund, Acorn International and Acorn USA (the "Funds"), and Wanger Asset Management, L.P., a Delaware limited partnership ("WAM") (the "Amendment"), is made this 17th day of August, 1998.

                                   RECITALS

     In the Agreement, Acorn appointed WAM to act as Administrator of the Funds, subject to the supervision and direction of the Board of Trustees of Acorn.

     The Agreement provides that Schedule A to the Agreement, which lists the Funds for which administrative services are to be provided by WAM, may be amended from time to time in writing.

     Acorn has established two new series, designated Acorn Twenty and Acorn Foreign Forty, respectively, and desires to retain WAM as the Administrator to each series. WAM is willing to provide such administrative services as contemplated by the Agreement.

     THEREFORE, Acorn and WAM agree:

     1. As used in the Agreement, "Funds" shall include the series of Acorn designated Acorn Twenty and Acorn Foreign Forty.

     2.   Schedule A to the Agreement is hereby amended as follows:

          "Funds to which the Administration Agreement is Applicable

                                  Acorn Fund
                              Acorn International
                                   Acorn USA
                                 Acorn Twenty
                             Acorn Foreign Forty"
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                                                                     EXHIBIT D.5

ATTEST:                                      WANGER ASSET MANAGEMENT, L.P.


/s/ Merrillyn J. Kosier                      By:  /s/ Ralph Wanger
Secretary

ATTEST:                                      ACORN INVESTMENT TRUST


/s/ Merrillyn J. Kosier                      By:  /s/ Ralph Wanger
Secretary